CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Prospectuses and Statement of Additional Information constituting parts of this Post-Effective Amendment No. 65 to the Registration Statement on Form N-1A (the “Registration Statement”) of our reports dated December 15, 2009, relating to the financial statements and financial highlights appearing in the October 31, 2009, Annual Reports to Shareholders of Vanguard European Stock Index Fund, Vanguard Pacific Stock Index Fund, Vanguard Emerging Markets Stock Index Fund, Vanguard FTSE All-World ex-US Index Fund, Vanguard Total World Stock Index Fund, and Vanguard FTSE All-World ex-US Small-Cap Index Fund, comprising the International Equity Index Funds, which reports are also incorporated by reference into the Registration Statement. We also consent to the references to us under the heading “Financial Highlights” in the Prospectuses and under the headings “Financial Statements” and “Service Providers—Independent Registered Public Accounting Firm” in the Statement of Additional Information.

PricewaterhouseCoopers LLP
Philadelphia, PA
February 23, 2010